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Exhibit 10.1

STANDSTILL AGREEMENT

        This Standstill Agreement (this "Agreement") is dated as of August 14, 2003 by and between Metromedia Fiber Network, Inc. (the "Company"), John W. Kluge ("Kluge"), the trust established pursuant to that certain Trust Agreement, dated May 30, 1984, as amended and restated and supplemented, between Kluge, as Grantor and Stuart Subotnick, Kluge and Chase Manhattan Bank as Trustees (the "Kluge Trust") and Stuart Subotnick (Kluge, the Kluge Trust and Stuart Subotnick are hereinafter collectively referred to as the "Kluge Parties" and each is a "Kluge Party").

RECITALS

        A. WHEREAS, the Plan of Reorganization of the Company, as amended and supplemented (the "Plan") stipulates that this Agreement be entered into by the Kluge Parties and the Company;

        B. WHEREAS, the parties hereto desire to set forth their agreement concerning the matters herein;

        NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1.    Definitions.    Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Plan. The following terms, as used herein, have the following meanings:

        "Affiliate" means with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons.

        "Beneficially own" has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Change in Control" shall mean either (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Exchange Act or (ii) when any Person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting NY3 - 321459.07 Securities of the Company in the aggregate in any transaction or series of related transactions.

        "Common Stock" means the common stock of the Company, par value $0.01 per share.

        "Company Designated Affiliate" means any Person as to which the Company delivers written notice to the Kluge Trust stating that the Company has Control of such Person; provided, that such Person shall be a Company Designated Affiliate only for so long as the Company continues to Control such Person.

        "Company Group" means, individually and collectively, the Company, any Company Designated Affiliate and any Subsidiary and any Parent.

        "Control" (including its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Independent Directors" means the members of the board of directors of the Company who are not the Kluge Director (nor Substitute Kluge Director or a Kluge Affiliate) and who are not officers of the Company.

        "Kluge Affiliate" means with respect to a Kluge Party, (i) Metromedia Company, (ii) any Affiliate of Metromedia Company or (iii) any Affiliate of a Kluge Party.

        "Metromedia Company" means Metromedia Company, a Delaware general partnership.

        "Parent" means any Person that indirectly or directly Beneficially owns more than 50% of the Voting Securities of the Company or its successors.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

        "Related Transferee" with respect to any Kluge Party means (i) the spouse or any lineal descendant (including by adoption and stepchildren) of a Kluge Party, (ii) any trust of which a Kluge Party is the trustee and which is established solely for the benefit of any of the individuals identified in the preceding clause (i), (iii) any other Kluge Party or (iv) any Affiliate of a Kluge Party (other than the Company Group).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Standstill Period" shall mean the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date.

        "Subsidiary" means, with respect to any Person, any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

        "Transfer" (including its correlative meaning "transferred") means any sale, transfer, disposition, assignment, grant, call, pledge, hypothecation, gift, bequest, forward contract or any option with respect to the foregoing or other similar transaction.

        "Voting Securities" means, with respect to any Person, any security entitled to vote for the election of directors (or other similar body) of such Person.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE KLUGE PARTIES

        2.1.    The Kluge Parties represent and warrant to the Company the following:

    (a)
    Kluge and/or the Kluge Trust became a holder of a Class 6(a) Claim (other than a Class 6(a) Claim consisting of Senior Convertible Notes to be cancelled pursuant to the Kluge Cancellation) with an aggregate principal Face Amount of Fifty Million Dollars and no cents ($50,000,000.00) prior to the Petition Date; and

    (b)
    Prior to the Effective Date, the Kluge Parties did not form and were not a member of a "group" (as that term is given meaning in Section 13(d)3 of the Exchange Act) with Fiber, LLC or its controlling Person.

ARTICLE III

STANDSTILL ARRANGEMENTS

        3.1.    Prohibited Actions.    Except as contemplated by the Plan and during the Standstill Period, each of the Kluge Parties will not, individually or collectively, and each of the Kluge Parties will not cause any Kluge Affiliate to:

    (a)
    acquire, announce an intention to acquire, offer, seek or propose to acquire, or agree to acquire, by purchase, gift, tender or exchange offer, privately negotiated purchase, merger, or otherwise, beneficial or record ownership of any Voting Securities of a member of the Company Group, including any rights, warrants, options or other securities convertible into or exchangeable for Voting Securities of a member of the Company Group from a member of the Company Group or third parties or the right to vote any of such Voting Securities, except as a result of a stock split, stock dividend or other pro rata distribution made by a member of the Company Group to their shareholders and in which the Kluge Parties participate solely in their capacity as shareholders;

    (b)
    form, join, or in any way participate, in a "group" (as that term is given meaning in Section 13(d)3 of the Exchange Act) with respect to the Voting Securities of a member of the Company Group or otherwise act in concert with any Person in respect of Voting Securities of a member of the Company Group, except as required to comply with this Agreement;

    (c)
    arrange, or in any way participate, in any financing for the purchase by any person of Voting Securities or the assets, or the business of a member of the Company Group;

    (d)
    (i) make, seek to propose or participate in making a proposal to any member of the Company Group or any third party (by public announcement, submission to a member of the Company Group or a third party or otherwise) in respect of any Change in Control involving a member of the Company Group; or (ii) take any other actions (other than voting any Voting Securities of any member of the Company Group Beneficially owned by the Kluge Parties) which may impede or assist the acquisition of Control of any member of the Company Group by any Person;

    (e)
    (i) other than as contemplated in this Agreement, solicit proxies for the voting of any Voting Securities of any member of the Company Group or otherwise become a "participant," directly or indirectly, in any "solicitation" of "proxies" to vote, or become a "participant" in any "election contest" (as such terms are used in Regulations 14A and 14B under the Exchange Act) involving any member of the Company Group or its securities, (ii) call or seek to call, directly or indirectly, any special meeting of shareholders of any member of the Company Group for any reason whatsoever, and (iii) engage in any course of conduct with the purpose of causing shareholders of any member of the Company Group to vote contrary to the recommendation of the board of directors of any member of the Company Group on any matter presented to a member of the Company Group's shareholders for their vote or challenging the policies of any member of the Company Group;

    (f)
    seek any change in the composition of the board of directors or management of any member of the Company Group, including any plans or proposals to change the number or term of directors or to fill any vacancies on the board of directors of any member of the Company Group or to nominate any person to serve on the board of directors of any member of the Company Group, in each case other than as specified in this Agreement;

    (g)
    seek to change (i) the material business policies of any member of the Company Group (other than as a shareholder or director of the Company in the ordinary course), (ii) the capitalization or dividend policies of any member of the Company Group (other than as a director of the Company in the ordinary course) or (iii) any charter or bylaws or other organizational documents of any member of the Company Group (other than as a director in the ordinary course);

    (h)
    make any statement (to any third party or by public announcement) relating to the willingness of any of the Kluge Parties to pursue any action prohibited by this Agreement;

    (i)
    initiate, advise, solicit, assist, facilitate, finance, or encourage or otherwise participate in the taking of any of the foregoing actions by any other Person, or in respect of any successor to any member of the Company Group, or to a substantial portion of such successor's operations, assets or business, or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing actions;

    (j)
    deposit any Voting Securities of any member of the Company Group into a voting trust or except as contemplated by this Agreement subject any Voting Securities of any member of the Company Group to any arrangement or agreement with respect to the voting thereof; or

    (k)
    submit any proposal for consideration by the shareholders of any member of the Company Group without the consent of the board of directors of such member of the Company Group.

        Notwithstanding anything to the contrary above, nothing in this Section 3.1 shall require any Kluge Party to breach any applicable law.

ARTICLE IV

TRANSFER RESTRICTIONS

        4.1.    Restrictions on Transfer.    Each Kluge Party agrees that it will not Transfer any shares of Common Stock:

    (a)
    to a Related Transferee unless such Related Transferee becomes a party to this Agreement;

    (b)
    during the period from the Effective Date until the date that is twelve (12) calendar months thereafter (the "First Anniversary") to a Person (other than a Related Transferee who becomes a party to this Agreement) or a "group" (as that term is given meaning in Section 13(d)3 of the Exchange Act) (a "Purchaser") if, as the result of such Transfer, the aggregate amount of Common Stock transferred by the Kluge Parties or any Kluge Party to such Purchaser during such period would exceed five percent (5.00%) of the issued and outstanding Common Stock; or

    (c)
    after the First Anniversary to, and including the date that is twelve (12) calendar months thereafter (the "Second Anniversary") to a Purchaser (other than a Related Transferee who becomes a party to this Agreement) if, as the result of such Transfer, (i) the aggregate amount of Common Stock transferred by the Kluge Parties or any Kluge Party to such Purchaser during the period from the Effective Date to the date of the Transfer would exceed fifteen percent (15.00%) of the issued and outstanding Common Stock or (ii) the aggregate amount of Common Stock transferred by the Kluge Parties or any Kluge Party to such Purchaser during the period from the First Anniversary to the Second Anniversary would exceed ten percent (10.00%) of the issued and outstanding Common Stock.

        4.2.    Improper Transfer.    Any Transfer of Common Stock in breach of this Agreement (whether with knowledge or without knowledge) shall be null and void and the Company will not permit the Company's transfer agent to give any effect to any such Transfer in its records.

        4.3.    Legends.    A copy of this Agreement shall be filed with the secretary of the Company and kept with the records of the Company. The certificates evidencing the Common Stock owned by the Kluge Parties will bear, in addition to any legend required by other agreements between the parties hereto and by the laws of any applicable jurisdiction, substantially the following legend:

  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STANDSTILL AGREEMENT DATED AS OF AUGUST t4,2003, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

        In the event of a Transfer by a Kluge Party to a Related Transferee, the certificate issued to the Related Transferee shall bear the above legend. In the event of a Transfer which is not prohibited by this Agreement and which is to a Person other than a Related Transferee, such Person shall acquire the transferred Common Stock free and clear of this Agreement and a certificate representing the Common Stock proposed to be transferred by such Kluge Party shall be replaced, at the expense of the Company, with certificates not bearing the legend required by this Section 4.3.

ARTICLE V

THE BOARD OF DIRECTORS

        5.1.    Election of Kluge Director.    From and after the date hereof, and for so long as the Kluge Parties and their Affiliates (excluding the Company Group) Beneficially own seven and one-half percent (7.50%) or more of the issued and outstanding Common Stock (the "Specified Equity Percentage"), the Company shall establish or maintain a charter for its nominating committee which provides for the nomination of one individual designated by the Kluge Trust (reasonably acceptable to the Independent Directors) to the board of directors of the Company (the "Kluge Director"). The initial Kluge Director shall be Stuart Subotnick.

        5.2.    Replacement Kluge Director.    In the event that the Kluge Director (a "Withdrawing Kluge Director") designated in the manner set forth in Section 5.1 is unable to serve, or once having commenced to serve, is removed or withdraws from the board of directors of the Company, such Withdrawing Kluge Director's replacement (the "Substitute Kluge Director") will be designated by the Kluge Trust, provided, however, that such Substitute Kluge Director is reasonably acceptable to the Independent Directors. The Company shall establish a charter for its nominating committee which provides for the nomination of such Substitute Kluge Director to the board of directors of the Company, promptly following his or her designation pursuant to this Section 5.2.

        5.3.    Resignation of Kluge Director.    In the event that the Kluge Parties Beneficially own less than the Specified Equity Percentage at the end of any calendar quarter, the Company or the Independent Directors may at such time request the Kluge Director (or Substitute Kluge Director as the case may be) to resign from the board of directors of the Company, and within five (5) calendar days following such request, the Kluge Director (or Substitute Kluge Director, as the case may be) shall resign from the board of directors of the Company. The charter for the nominating committee and/or the Company's By-laws may provide that in the event that the Kluge Parties and their Affiliates (excluding the Company Group) Beneficially own less than the Specified Equity Percentage, the board of directors of the Company may vote (without necessity of any cause) to remove the Kluge Director without necessity of any action whatsoever on the part of the Kluge Director or any Kluge Party, which removal shall be immediately effective.

        5.4.    Committees.    The Kluge Director or Substitute Kluge Director shall not have the right to serve on the audit or compensation committees (or other similar committees performing the functions typically performed by the audit committee or compensation committee) of the board of directors of the Company.

ARTICLE VI

VOTING MATTERS

        6.1.    Board of Directors.    Each of the Kluge Parties agrees that in exercising its voting rights on the election of directors of a member of the Company Group, whether at an annual or special meeting of shareholders of a member of the Company Group whether by written consent, proxy or otherwise, and whether or not at an adjourned meeting, such Kluge Party shall vote all its Voting Securities of any such member of the Company Group for the election to the board of directors of any such member of the Company Group, the individuals nominated or designated by the board of directors (or any nominating or similar committee of the board of directors) of such member of the Company Group.

ARTICLE VII

MISCELLANEOUS

        7.1.    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law principles. The parties agree that the court having jurisdiction over the Company's Chapter 11 Case shall have the exclusive jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement or any other agreement entered into prior to the Effective Date by the Company, on the one hand, and any or all of the other parties hereto, on the other hand, in connection herewith, or the breach hereof or thereof, and each of the parties hereby consents to the personal jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection, including, but not limited to, any objection to the laying of venue or on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of such action nor proceeding in such jurisdictions. Each party hereby irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies hereof by registered or certified mail, postage prepaid, to the other parties to such action or proceeding.

        7.2.    Binding Effect.    This Agreement shall inure to the benefit of and be legally binding upon all heirs, personal representatives, executors, legal representatives, successors and assigns of the parties. This Agreement may not be assigned without the prior written consent of the parties hereto and this Agreement is not made for the benefit of any person not a party hereto. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.

        7.3.    Entire Agreement; Amendment.    This Agreement and the Plan Agreement dated as of July 15, 2003 by and between the Kluge Trust and the other parties thereto constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by all parties to this Agreement.

        7.4.    Severability.    If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

        7.5.    Waiver; Remedies.    No failure or delay on the part of any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part any party hereto of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

        7.6.    Notices.    All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement will be in writing and will be delivered by hand or telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or UPS or Federal Express next day air and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received (delivery receipt) if delivered by e-mail, or three business days after being so mailed (one business day in the case of express mail or UPS or Federal Express next day air). All such notices, requests, claims, demands and other communications will be addressed as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with the Plan.

        Notices given under this Agreement shall be to those addresses set forth below:

  METROMEDIA FIBER NETWORK, INC.
  360 Hamilton Avenue
  White Plains, New York 10601
  Attn: Robert Sokota, General Counsel
  Telephone: (914) 421-6700
  Facsimile: (914) 421-6793

  with a copy to:

  KRONISH LIEB WEINER & HELLMAN LLP
  1114 Avenue of the Americas
  New York, New York 10036
  Attn: Lawrence C. Gottlieb, Esq.
  Telephone: (212) 479-6000
  Facsimile: (212) 479-6275

  and

  CHADBOURNE & PARKE LLP
  30 Rockefeller Plaza
  New York, New York 10112
  Attn: David M. LeMay, Esq.
  Telephone: (212) 408-5100
  Facsimile: (212) 541-5369

  JOHN W. KLUGE
  810 Seventh Avenue, 29th Floor
  New York, New York 10019

  THE KLUGE TRUST
  810 Seventh Avenue, 29th Floor
  New York, New York 10019

  STUART SUBOTNICK
  810 Seventh Avenue, 29th Floor
  New York, New York 10019

  A copy of any notice sent to any of Kluge, the Kluge Trust or Subtonick shall also be sent to:

  DAVID A. PERSING
  Senior Vice President and General Counsel
  Metromedia Company
  One Meadowlands Plaza, 6th Floor
  East Rutherford, NJ 07073

        7.7.    Additional Securities Subject to Agreement.    Each Kluge Party agrees that any other shares of Common Stock or Voting Securities which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or other similar security or the conversion or exchange of any security convertible or exchangeable for Common Stock or Voting Securities will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

        7.8.    Counterparts.    This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

        7.9.    Specific Performance.    In the event of any actual or threatened default in, or breach of, any of the terms or provisions of this Agreement, the party who is or is to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The parties agree that any such default or breach or threatened default or breach would cause irreparable injury, that the remedies at law for any such default or breach or threatened default or breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

        7.10.    Term.    This Agreement shall terminate five (5) years from the Effective Date.

Signature Page to Standstill Agreement

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

METROMEDIA FIBER NETWORK, INC.
By:	Name: Title:
JOHN W. KLUGE

TRUST ESTABLISHED PURSUANT TO THAT CERTAIN TRUST AGREEMENT, DATED MAY 30, 1984, AS AMENDED AND RESTATED AND SUPPLEMENTED, BETWEEN JOHN W. KLUGE, AS GRANTOR, AND STUART SUBOTNICK, JOHN W. KLUGE AND CHASE MANHATTAN BANK AS TRUSTEES
By:	Name: Stuart Subotnick Title: Trustee
STUART SUBOTNICK

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  Exhibit 10.1